Exhibit 99.1

HERITAGE GLOBAL INC. TO REALIGN MIDDLE MARKET M&A ADVISORY SERVICES BUSINESS TO INCREASE EFFICIENCIES

SAN DIEGO, California (September 18, 2019) – Heritage Global Inc. (OTCQB: HGBL, CSE: HGP) (“Heritage Global,” “HGI” or “the Company”), a diversified financial services company providing asset-based acquisition, disposition, valuation, and lending services, today announced a strategic initiative to realign Equity Partners HG and improve operating efficiencies.

Going forward, the Company plans to outsource origination and execution services to enhance cost synergies, while still participating in distressed M&A opportunities. This approach is expected to increasingly leverage Heritage Global’s auction and valuation services platforms. As part of the initiative, Ken Mann, Senior Managing Director, and his team at Equity Partners HG will transition to an independent entity separate from Heritage Global at the end of this year. Equity Partners has completed nearly 600 distressed M&A engagements over the firm’s 31-year history.

“We look forward to continuing to serve our clients through the end of the year and beyond, and wish Ken and his team well as they transition to the next stages of their careers,” stated Ross Dove, Chief Executive Officer of Heritage Global Inc. “Heritage Global remains committed to helping lower and middle market companies looking to finance growth or seeking to maximize value via M&A transactions. Looking ahead, our distressed M&A efforts will incorporate origination and execution partnerships with Ken Mann’s group along with other third-party firms and the Company’s monetization capabilities across multiple sectors to provide differentiated solutions to clients and enhance Heritage Global’s profitable growth prospects over the coming years.”

The Company expects the financial impact of the separation to be immaterial to Heritage Global’s consolidated results other than an anticipated non-cash goodwill impairment charge of approximately $600,000.

About Heritage Global Inc. (www.heritageglobalinc.com)

Heritage Global Inc. (OTCQB: HGBL, CSE: HGP) is a diversified financial services company providing asset-based acquisition, disposition, valuation, and lending services. Heritage Global focuses on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across twenty-eight global sectors. The company acts as an adviser, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios, intellectual property, and entire business enterprises.

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the impact of changes in the U.S. national and global economies, interest rate and foreign exchange rate sensitivity, and the financial effects of the Equity Partners transition, as well as other factors beyond the Company's control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Scott West

Chief Financial Officer

Heritage Global Inc.

858/847-0656

Investor Relations

InvestorRelations@hginc.com

858/242-4741